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                                                                    EXHIBIT 23.2


                               CONSENT OF AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the D.R. Horton, Inc. 1991 Stock Incentive Plan of our report dated November 9, 2001, with respect to the consolidated financial statement of D.R. Horton, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP


Fort Worth, Texas
May 22, 2002